Information Regarding Joint Filers


Designated Filer of Form 4:       Durus Capital Management, LLC

Date of Earliest Transaction Required to be Reported:   February 12, 2002

Issuer Name and Ticker Symbol:    Aksys Ltd. (AKSY)

Joint Filer Names and addresses:

Scott Sacane,
20 Marshall Street, ste 320,
South Norwalk, CT 06854

Durus Capital Management (N.A.), LLC,
20 Marshall Street, ste 320,
South Norwalk, CT 06854


Signatures:

/s/ Scott Sacane
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Scott Sacane


Durus Capital Management (N.A.), LLC

By:    /s/ Scott Sacane
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Name:  Scott Sacane
Title: Managing Director